UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 15, 2008

TECO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Florida	1-8180	59-2052286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 North Franklin Street, Tampa Florida	33602
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (813) 228-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01:	Other Events

TECO Energy had previously reported that its TECO Guatemala subsidiary, which has a 24% ownership interest in Empresa Eléctrica de Guatemala (EEGSA) through a joint venture (DECA II) with Iberdrola, S.A. and Electricidade de Portugal, S.A., expected the Value Added Distribution (VAD) charges applicable in the tariffs charged by EEGSA to be reset for a new five-year term in the summer of 2008. The VAD was expected to be reset in a manner similar to the process utilized in 2003, in accordance with applicable Guatemalan law.

On July 25, 2008, the National Electric Energy Commission (CNEE), the Guatemalan regulatory body, issued a communication unilaterally disbanding the panel of experts appointed under existing regulations to review and approve the new VAD. EEGSA expected that the panel’s action was going to result in increased rates. On July 31, 2008, CNEE issued resolutions setting new tariff rates for EEGSA, which deviated significantly from the rates calculated consistent with the panel of experts’ guidance. The new lower VAD set by CNEE is significantly below the prior level, and would essentially put all of EEGSA’s earnings at risk during the time this tariff remains in effect.

TECO Guatemala’s operations include ownership of the San José Power Station, a 96% ownership interest in the Alborada Power Station, and a 30% ownership interest in the joint venture DECA II described above. In addition to the ownership interest in EEGSA, DECA II includes affiliated companies, which provide, among other things, electricity transmission services, telecommunication carrier service, wholesale power sales to unregulated electric customers, and engineering services.

EEGSA, Iberdrola (EEGSA’s managing partner), and EEGSA’s other investors are actively pursuing the legal and other efforts to facilitate reconsideration of the level of the VAD through a procedure consistent with EEGSA’s interpretation of Guatemala’s Electricity Law. However, there can be no assurance that such efforts will be successful.

This report contains forward looking statements, which are subject to the inherent uncertainties in predicting future results and conditions. Actual results and outcomes may differ materially form those forecasted. The forecasted information is based on the company’s current expectations and assumptions, and the company does not undertake to update that information or any other information contained in this report, except as may be required by law. Additional information is contained under “Risk Factors” in TECO Energy’s Annual Report on Form 10-K for the period ended December 31, 2007 as updated by its Quarterly Reports on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2008	TECO ENERGY, INC.
(Registrant)

/s/ G. L. GILLETTE
G. L. GILLETTE
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)